EXHIBIT 99.1

FOR IMMEDIATE RELEASE                        NOVEMBER 1, 2007

TANDY LEATHER FACTORY REPORTS 3RD QUARTER 2007 EPS OF $0.02

FORT WORTH, TEXAS - Tandy Leather Factory, Inc. (AMEX: TLF) today reported financial results for the third quarter of 2007. Consolidated net income for the quarter ended September 30, 2007 was $171,000 compared to consolidated net income of $890,000 for the third quarter of 2006. Fully diluted earnings per share for the quarter was $0.02, compared to $0.08 in the third quarter of last year. Total sales for the quarter ended September 30, 2007 were $12.8 million, a 2% increase over sales of $12.6 million in third quarter last year.

Consolidated sales for the nine months ended September 30, 2007 were $40.7 million, almost a 1% gain over 2006 sales for the first three quarters of $40.4 million. Consolidated net income for the first three quarters of 2007 was $1.9 million or $0.17 per fully-diluted share versus $3.4 million or $0.30 per fully-diluted share in the comparable period last year.

Sales in the Retail Leathercraft segment, which consists of the Tandy Leather stores, increased $536,000 in the third quarter, an 11% improvement over last year's third quarter. Seventy-one stores comprised Tandy Leather's retail operations on September 30, 2007, compared to sixty-two retail stores a year ago. Three stores were added in the third quarter of 2007 bringing the total number of new stores added in 2007 to nine as of the end of the quarter. For the first nine months of 2007, Tandy Leather sales increased $1.9 million, or 12%, over the first nine months of 2006. Third quarter sales for the Wholesale Leathercraft segment, which consists of the Leather Factory wholesale centers and national account group, decreased $148,000 over the same quarter last year, a 2% decline. For the first nine months of 2007, Wholesale Leathercraft’s sales were down $823,000, or 4%, over the same period in 2006.

Consolidated gross profit margin for the current quarter was 54.2%, declining from 56.2% for the third quarter of 2006. For the first three quarters, consolidated gross profit margin for the current year was 57.1%, improving over last year's gross profit margin of 56.5%. Consolidated operating expenses rose $1 million in the current quarter and $2.6 million for the first nine months over the same periods a year ago. Personnel costs, advertising and marketing expenses, legal and professional fees and depreciation expense are the primary drivers of the increases. Consolidated operating margins declined for the quarter and year to 0.8% and 6.8%, respectively, compared to 10.1% and 12.4% a year ago.

Ron Morgan, Chief Executive Officer and President, commented, “Our pre-announcement of expected earnings earlier this week adequately relayed our extreme disappointment with our third quarter performance. With that said, we can’t change the past - we can only go forward. I am confident in our ability to learn from past mistakes and be successful in the future. Our focus for the fourth quarter is expense control at the support units and sales at the stores. Given the current retail environment, I’m not expecting great sales results in the fourth quarter which means expense control will be key.”

Chief Financial Officer, Shannon Greene, added, “It’s easy to look back and wish different decisions had been made. If we’d known a year ago what we know now about customer spending trends, etc., we probably would have reacted differently. If there’s one thing I’ve learned this year, it’s that we are a stubborn bunch and hate to give in - particularly to weak sales. We always believe that we can do better, in spite of the circumstances. With all of that said, we have a lot of work to do to get our expenses down to a level that is acceptable.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 72 Tandy Leather retail stores, located in 33 states and 5 Canadian provinces, and Mid-Continent Leather Sales, one store located in Oklahoma. Its common stock trades on the American Stock Exchange with the symbol "TLF".

Contact:  Ron Morgan, CEO, Tandy Leather Factory, Inc.  (817) 496-4414
Shannon L. Greene, CFO, Tandy Leather Factory, Inc.  sgreene@leatherfactory.com

This news release may contain forward-looking statements. All forward-looking statements made here or in other news releases issued by Tandy Leather Factory, Inc. are based on current expectations as of the date of the release. These forward-looking statements involve risks and uncertainties that could cause the results of Tandy Leather Factory, Inc. to differ materially from management’s current expectations. Many of these risks and uncertainties are detailed from time to time in TLF’s reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and the most recent quarterly report on Form 10-Q. Investors are reminded that past performance may not be predictive of future results.

Selected financial data:
	Quarter Ended 09/30/07		Quarter Ended 09/30/06
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,940,484	$32,686	$7,088,181	$910,942
Retail Leathercraft	5,657,198	58,780	5,121,556	362,744
Other	208,651	13,811	349,856	(9,714)
Total Operations	$12,806,333	$105,277	$12,559,593	$1,263,972

	Nine Months Ended 09/30/07		Nine Months Ended 09/30/06
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$22,057,123	1,790,257	$22,880,119	$3,675,658
Retail Leathercraft	17,753,614	878,492	15,858,836	1,323,105
Other	880,388	95,659	1,627,370	5,749
Total Operations	$40,691,125	$2,764,408	$40,366,325	$5,004,512

Wholesale Leathercraft	Quarter Ended 09/30/07		Quarter Ended 09/30/06
	# of stores	Sales	# of stores	Sales
Same store sales	29	$5,992,708	29	$5,968,100
New store sales	1	164,314	-	-
National account group	n/a	783,463	n/a	1,120,081
Total Sales - Wholesale Leathercraft		$6,940,484		$7,088,181

Wholesale Leathercraft	Nine Months Ended 9/30/07		Nine Months Ended 09/30/07
	# of stores	Sales	# of stores	Sales
Same store sales	29	$18,729,902	29	$19,521,828
New store sales	1	553,451	-	-
National account group	n/a	2,773,770	n/a	3,358,291
Total Sales - Wholesale Leathercraft		$22,057,123		$22,880,119

Retail Leathercraft	Quarter Ended 09/30/07		Quarter Ended 09/30/06
	# of stores	Sales	# of stores	Sales
Same store sales	61	$5,319,336	61	$5,084,332
New store sales	10	337,862	1	37,224
Total Sales - Retail Leathercraft	71	$5,657,198	62	$5,121,556

Retail Leathercraft	Nine Months Ended 09/30/07		Nine Months Ended 09/30/06
	# of stores	Sales	# of stores	Sales
Same store sales	52	$15,247,415	52	$14,856,542
New store sales	19	2,506,199	10	1,002,294
Total Sales - Retail Leathercraft	71	$17,753,614	62	$15,858,836

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	THREE	MONTHS	NINE	MONTHS
	2007	2006	2007	2006
NET SALES	$12,806,333	$12,559,593	$40,691,125	$40,366,325
COST OF SALES	5,864,699	5,488,179	17,465,869	17,458,476
Gross Profit	6,941,634	7,071,414	23,225,256	22,907,849

OPERATING EXPENSES	6,836,357	5,807,442	20,460,848	17,903,337
INCOME FROM OPERATIONS	105,277	1,263,972	2,764,408	5,004,512

Interest expense	50,494	-	50,494	-
Other, net	(272,658)	(37,422)	(349,172)	(84,951)
Total other expense	(222,164)	(37,422)	(298,678)	(84,951)

INCOME BEFORE INCOME TAXES	327,441	1,301,394	3,063,086	5,089,463
PROVISION FOR INCOME TAXES	155,835	410,975	1,148,438	1,720,288
NET INCOME	$171,606	$890,419	$1,914,648	$3,369,175
NET INCOME PER COMMON SHARE - BASIC	$0.02	$0.08	$0.17	$0.31
NET INCOME PER COMMON SHARE - DILUTED	$0.02	$0.08	$0.17	$0.30

Weighted Average Number of Shares Outstanding:
Basic	10,968,635	10,818,130	10,943,817	10,788,720
Diluted	11,152,731	11,102,383	11,157,013	11,105,903

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS
	09/30/07 (unaudited)	12/31/06
Cash	$3,757,534	$6,739,891
Accounts receivable, net of allowance for doubtful accounts	2,294,922	2,599,279
Inventory	20,721,612	17,169,358
Prepaid income taxes	520,826	-
Deferred income taxes	287,942	266,018
Other current assets	974,559	1,089,258
Total current assets	28,557,395	27,863,804
Property and equipment, net	6,512,114	1,876,605
Goodwill and other intangibles, net	1,386,253	1,106,815
Other assets	1,189,678	1,069,411
	$37,645,440	$31,916,635

Accounts payable	$2,341,491	$1,776,646
Accrued expenses and other liabilities	2,431,130	3,424,010
Income taxes payable	-	59,392
Current maturities of capital lease obligations and long-term debt	95,547	111,723
Total current liabilities	4,868,168	5,371,771
Deferred income taxes	225,396	221,621
Capital lease obligations and long-term debt, net of current maturities	3,965,625	-
Total Liabilities	9,059,189	5,593,392

Common stock	26,340	26,124
Paid-in capital	5,389,111	5,292,591
Retained earnings	22,864,188	20,949,540
Treasury stock	(25,487)	(25,487)
Accumulated other comprehensive loss	332,099	80,475
Total Stockholders' Equity	28,586,251	26,323,243
	$37,645,440	$31,916,635

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007 AND 2006

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,914,648	$3,369,175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	470,832	291,257
Gain on disposal of assets	-	(1,750)
Non-cash stock-based compensation	22,876	78,600
Deferred income taxes	(18,149)	56,975
Other	233,465	36,217
Net changes in assets and liabilities:
Accounts receivable-trade, net	360,709	(248,942)
Inventory	(3,202,032)	(1,493,683)
Income taxes	(580,218)	(412,676)
Other current assets	98,716	(648,879)
Accounts payable	516,201	1,924,072
Accrued expenses and other liabilities	(992,879)	(830,874)
Total adjustments	(3,090,479)	(1,249,683)
Net cash (used by) provided by operating activities	(1,175,831)	2,119,492

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(5,084,907)	(382,187)
Payments in connection with businesses acquired	(650,000)	-
Proceeds from sale of assets	25,339	1,750
Increase in other assets	(120,267)	9,407
Net cash used in investing activities	(5,829,835)	(371,030)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase (decrease) in revolving credit loans	4,050,000	-
Payments on notes payable and long-term debt	(100,550)	(100,550)
Proceeds from issuance of common stock	73,860	106,590
Net cash provided by financing activities	4,023,310	6,040

NET CHANGE IN CASH	(2,982,356)	1,754,502
CASH, beginning of period	6,739,891	3,215,727

CASH, end of period	$3,757,535	$4,970,229

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$50,494	-
Income taxes paid during the period, net of (refunds)	1,758,519	$1,833,737